UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 16, 2017, (the “Effective Date”), the Board of Directors of Biostage, Inc. (the “Company”) appointed Saverio LaFrancesca, M.D., the Company’s Chief Medical Officer, as President of the Company. Dr. LaFrancesca will also continue to serve as the Company’s Chief Medical Officer. Following the Effective Date, James McGorry, who had served as the Company’s President prior to the Effective Date, will continue to serve as the Company’s Chief Executive Officer and its principal executive officer.

Dr. LaFrancesca, age 55, has served as the Company’s Chief Medical Officer since April 14, 2014. Dr. LaFrancesca has a unique combination of experience that features more than 25 years of academic clinical surgical practice and innovative research, with a foundation in the cardiovascular, thoracic transplantation, cardiac assist device and regenerative medicine fields. He joined the Company from the Department of Cardiovascular Surgery and Transplantation at the DeBakey Heart and Vascular Center at the Houston Methodist Hospital, where he developed the current surgical and perfusion techniques for thoracic organ procurement and preservation and where he was also the Director of the Exvivo lung perfusion laboratory. Previously Dr. LaFrancesca was an attending surgeon at the Department of Cardiopulmonary Transplantation at the Texas Heart Institute in Houston, Texas. He also previously held an appointment as Associate Professor of Surgery at the “Sapienza” University of Rome in Rome, Italy. Dr. LaFrancesca received his M.D. in medicine and surgery in 1985 at the University of Palermo. He performed his Residency in Cardiovascular Surgery in the Department of Cardiovascular Surgery at the “Sapienza” University of Rome. He then completed his postdoctoral training with fellowships at the Texas Heart Institute under the supervision of pioneer heart surgeon Denton Cooley. He was also a Clinical/Research fellow at McGill University in Montréal, Québec, Canada and at the Baylor College of Medicine in Houston. He holds UNOS certifications as heart transplant surgeon and lung transplant surgeon. He is also certified as surgeon for the use of the HeartMate and the Jarvik 2000 left ventricular assist devices.

There are no related party transactions between the Company and Dr. LaFrancesca, and Dr. LaFrancesca is neither related to, nor does he have any relationship with, any existing member of the Board of Directors of the Company or any executive officer of the Company.

Item 8.01.	Other Events.

On March 16, 2017, the Company issued a press release announcing the appointment of Dr. LaFrancesca as President of the Company. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release issued by Biostage, Inc. on March 16, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

March 16, 2017	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Biostage, Inc. on March 16, 2017.